UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2017 (April 24, 2017)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02	Results of Operation and Financial Condition.

Bill Barrett Corporation (the “Company”) intends to disclose to potential investors in the proposed private notes offering discussed in Item 7.01 below the following updates on certain expected first quarter 2017 production, expenses and operations:

•	Production sales volumes of 1.43 million barrels of oil equivalent (“MMBoe”), which is at the upper end of the Company’s guidance range of 1.35 MMBoe to 1.45 MMBoe. The production was 58% oil, 22% natural gas and 20% natural gas liquids. Production sales volumes had a higher natural gas component than previous quarters as no new wells were placed on production during the second half of 2016. The Company anticipates that the oil component of total production will increase as additional XRL wells are placed on production during 2017.

•	Capital expenditures were approximately $59.2 million, which was below the Company’s guidance range of $60 million to $65 million. Capital expenditures consisted of $45.1 million for drilling, $13.5 million for DJ Basin acreage acquisitions, and $0.6 million for infrastructure and corporate assets.

•	Cash on hand as of March 31, 2017 was $266 million and no amounts were outstanding under the Company’s revolving credit facility as of that date.

•	The Company expects to record a non-cash impairment related to non-producing leasehold interests in Western Colorado totaling approximately $8 million.

The foregoing summary preliminary financial data has been prepared by the Company’s management based on the most current information available to management. The normal closing and financial reporting processes with respect to the summary preliminary financial data for the three months ended March 31, 2017 have not been fully completed. As a result, the Company’s actual financial results could be different from these summary preliminary financial data, and any differences could be material. The Company’s independent registered public accounting firm has not performed review procedures with respect to the summary preliminary financial data provided above, nor have they expressed any opinion or provided any other form of assurance on the data. This summary is not intended to be a comprehensive statement of the Company’s unaudited financial results for this period. The results of operations for an interim period, including the summary preliminary financial data provided above, may not give a true indication of the results to be expected for a full year or any future period.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing.

Item 7.01	Regulation FD Disclosure.

Private Notes Offering

On April 24, 2017, the Company issued a press release announcing that it intends to effect a private offering of senior notes to certain eligible purchasers. A copy of the press release is furnished as Exhibit 99.1 hereto. The press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities. The notes will be offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) and outside the United States in reliance on Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as expects, forecast, guidance, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein; however, these are not the exclusive means of identifying forward-looking statements. In particular, the Company is providing preliminary financial and operating results for the quarter ended March 31, 2017, which constitute forward-looking statements. Additional forward-looking statements in this Current Report on Form 8-K relate to, among other things, the proposed private offering of senior notes.

These and other forward-looking statements in this Current Report on Form 8-K are based on management’s judgment as of the date of this Current Report on Form 8-K and are subject to numerous risks and uncertainties. Actual results may vary significantly from those indicated in the forward-looking statements. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC, and other filings, including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, all of which are incorporated by reference herein, for further discussion of risk factors that may affect the forward-looking statements. The Company encourages you to consider the risks and uncertainties associated with projections and other forward-looking statements and to not place undue reliance on any such statements. In addition, the Company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated April 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2017	BILL BARRETT CORPORATION

	By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President — General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated April 24, 2017